Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 15, 2015, relating to the financial statements of Synergy Resources Corporation and the effectiveness of Synergy Resources Corporation’s internal control over financial reporting, which appears in Synergy Resources Corporation’s Annual Report on Form 10-K for the year ended August 31, 2015.

/s/ EKS&H LLLP

Denver, Colorado
December 16, 2015